UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 10, 2013, Elliott Associates, L.P. and Elliott International, L.P. issued the following press release:

ELLIOTT STATEMENT ON HESS ANNOUNCEMENT REGARDING SEPARATION OF CHAIRMAN AND CEO POSITIONS

Urges Shareholders to Vote Green Proxy Card for Independent Board Nominees

New York (May 10, 2013) — Elliott Management Corporation (“Elliott”), one of the largest shareholders of Hess Corporation (NYSE: HES), today issued the following statement on the Hess announcement regarding separation of the chairman and chief executive officer roles:

“A resolution to split the Chairman & CEO roles at Hess is on this year’s proxy.  Hess’s announcement today is not a concession or step on the part of the Company, rather it is a reaction to the shareholder vote currently underway.  It is significant to note that Hess’s Board recommended against this split only a few weeks ago.

We are excited about the tremendous and continuing support the Shareholder Nominees are receiving.  They will be a great benefit to the Hess Board. We look forward to a new era of accountability at Hess.

As ISS said in its report last week when it recommended for the entire slate of shareholder director nominees, “the question is never whether an incumbent board, having presided over a long destruction of value, has suddenly awakened to the need for change: it is whether, when the heightened scrutiny of the proxy contest ends, the same board is likely to remain as reinvigorated as it now professes to be.”

Cast Your Vote for Highly-Qualified Independent Shareholder Nominees

By voting the GREEN proxy card, Hess shareholders can elect five new, outstanding directors who will evaluate all options for unlocking the substantial value that is trapped inside the company.

•                  Rodney Chase (Former Deputy Group CEO, BP): Managed every major business at BP.

•                  Harvey Golub (Former CEO, AmEx): Led turnaround resulting in 750% share appreciation.

•                  Karl Kurz (Former COO, Anadarko): Helped lead a successful transformation of Anadarko.

•                  David McManus (Former EVP, Pioneer): Executed “a text book repositioning of a portfolio.”

•                  Mark Smith (Senior VP/CFO, Ultra): Manages lowest-cost operator in resource play environment.

Please vote for these world-class directors by signing and returning the GREEN proxy card, voting by phone, or voting online today.

For more information, please visit www.reassesshess.com.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

May 10, 2013	ReassessHess.com

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

###

Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz
Sloane & Company
(212) 446-1872
(718) 926-3503 (cell)